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                                                                   Exhibit 10.04
                                                                   -------------

                      EMPLOYMENT AND CONSULTING AGREEMENT


     THIS EMPLOYMENT AND CONSULTING AGREEMENT (this "Agreement") is made between
                                                     ---------
Brian Frenzel ("Mr. Frenzel") and Centaur Pharmaceuticals, Inc., a Delaware
                -----------
corporation ("Centaur") effective January 1, 2000.
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                                 R E C I T A L

     Mr. Frenzel and Centaur desire to modify the employment relationship between them and provide for certain other matters on the terms and subject to the conditions described in this Agreement.

     N O W,  T H E R E F O R E, the parties hereto hereby agree as follows:

     1. Mr. Frenzel and Centaur agree that Mr. Frenzel hereby resigns from all positions he now holds with Centaur, including the positions of President, Chief Executive Officer, and a Director, effective on January 1, 2000 (the "Transition
                                                                      ----------
Date").
----

     2. From the Transition Date through December 31, 2000, Mr. Frenzel will be a part-time employee of Centaur, and will be responsible for specific tasks to be designated by the Chairman of the Board of Centaur. Mr. Frenzel's new title will be "Advisor," and he will report to the Chairman of the Board. Mr. Frenzel's time commitment to Centaur will be a maximum of half-time during this period on average. During this period, Mr. Frenzel will be provided an office, phones, supplies, computer and support services, and the like in Centaur's Memorex Drive facility. The number of hours of service to be provided to Centaur by Mr. Frenzel shall be in Centaur's discretion; provided that the number of hours does not exceed the maximum set forth above.

     3. Subject to Section 4, Mr. Frenzel will retain his current full salary and benefits until December 31, 2000. Centaur will pay Mr. Frenzel in the ordinary course on its regular payroll dates through December 31, 2000. Each payment shall consist of $10,707.42 less applicable deductions. On January 1, 2001, the two personal computer that Mr. Frenzel used as of December 31, 1999 will become his personal property. Mr. Frenzel acknowledges that he is not entitled to any other payments or amounts from Centaur, except that Centaur (i) will reimburse him for reasonable business expenses incurred in the ordinary course of carrying out his duties in accordance with Centaur's standard reimbursement policies, and (ii) will pay him for any accrued but unused vacation time upon termination of his employment on December 31, 2000.

     4. If Mr. Frenzel accepts consulting work (whether paid or unpaid) or part or full time employment (whether paid or unpaid) from a third party before December 31, 2000, and Centaur reasonably determines that these activities create a direct, competitive conflict with the business of Centaur, then the second six months of salary (or a pro rata portion thereof, if such consulting work or employment occurs after June 30, 2000) will not be payable and Mr. Frenzel will be released from future employment or consulting obligations to Centaur pursuant to Section 2, 3 and 6. For the purposes of this provision, a direct, competitive conflict shall mean Mr. Frenzel's working with a
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company using a technology substantially similar to that of Centaur to pursue applications substantially similar to those pursued by Centaur.

     5. Mr. Frenzel currently holds stock options to purchase 164,350 shares of Centaur's Common Stock. These stock options will continue to vest uninterrupted until December 31, 2000 and will continue to be treated as incentive stock options to the extent permitted by law. Thereafter, all unvested stock options will continue to vest on the same schedule as is currently in place during the period of Mr. Frenzel's consultancy described below, but shall be characterized as non-qualified stock options. Mr. Frenzel acknowledges that he does not currently have, nor does he have any other rights to acquire, any other stock or other equity interest of Centaur. Mr. Frenzel also acknowledges that to the extent that his stock options are incentive stock options, they must be exercised within 90 days of the termination of his employment to retain such status.

     6. For the period of January 1, 2001 to December 31, 2003, Mr. Frenzel will become a consultant to Centaur, and will advise Centaur as requested by the Chairman of the Board, on issues of importance to Centaur. The time allotted to these tasks will be determined by mutual agreement between Mr. Frenzel and Centaur, and the parties acknowledge that there is no understanding that Mr. Frenzel will be available, or that Centaur will utilize Mr. Frenzel for any minimum period of time. For his consulting time, Mr. Frenzel will be paid $1,000 per day (or $125 per hour for partial days). When his consulting duties require it, Mr. Frenzel will also have access to office and support services at Centaur. Centaur will reimburse Mr. Frenzel for reasonable business expenses incurred in the ordinary course of carrying out his duties in accordance with Centaur's standard reimbursement policies. As a consultant, Mr. Frenzel shall be an independent contractor and shall be responsible for and pay all taxes applicable to any amounts he receives from Centaur as a consultant. As a consultant, Mr. Frenzel shall undertake such tasks as are requested by Centaur and the confidentiality and invention assignment provisions of Mr. Frenzel's Confidentiality Agreement (describe below) shall apply to his work as a consultant.

     7. At any time at the request of Centaur, Mr. Frenzel agrees that he will identify to Centaur and turn over to Centaur all files, memoranda, records (and copies thereof), credit cards, computer disks and other property in Mr. Frenzel's possession that are the property of Centaur. Mr. Frenzel further acknowledges that he has previously entered into an Employee Invention Assignment and Confidentiality Agreement effective December 1, 1993 (the "Confidentiality Agreement") with Centaur, that various provisions thereof are
 -------------------------
intended to survive the modification and termination of his employment relationship with Centaur, including, without limitation, the provisions of Sections 6 (Assistance re: Inventions), 8 (Confidentiality) and 11 (Non-Solicitation), and that Mr. Frenzel will abide by all such obligations.

     8. Centaur and Mr. Frenzel each agree not to disparage the other. They also agree to keep the terms and conditions of this Agreement confidential, other than as is necessary for purposes of compliance with law, including tax and securities law disclosures, seeking legal or accounting advice, or enforcement of this Agreement.

     9. EXCEPT FOR THE AGREEMENTS SET FORTH HEREIN, INCLUDING THE CONTINUING OBLIGATIONS OF MR. FRENZEL UNDER THE CONFIDENTIALITY AGREEMENT, EACH PARTY TO THIS AGREEMENT HEREBY FOREVER RELEASES AND
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DISCHARGES THE OTHER, ITS SUCCESSORS, SUBSIDIARIES, HEIRS, EMPLOYEES,
STOCKHOLDERS, OFFICERS, DIRECTORS AND AGENTS, FROM ANY AND ALL CLAIMS, LIABILITIES, EXPENSES, DAMAGES, DEMANDS AND CAUSES OF ACTION, KNOWN OR UNKNOWN, FIXED OR CONTINGENT, WHICH SUCH PARTY HAS OR MAY HEREAFTER HAVE ARISING OUT OF OR IN ANY WAY CONNECTED WITH MR. FRENZEL'S EMPLOYMENT OR OTHER RELATIONSHIP WITH CENTAUR, INCLUDING THE RESIGNATION OF HIS ROLES AS PRESIDENT, CEO, AND A DIRECTOR OF CENTAUR, THROUGH THE DATE HEREOF.

     10. The parties further agree that, upon Centaur's request provided at any time after January 1, 2000 (which request may be made on more than one occasion) and with the consent of Mr. Frenzel, Centaur and Mr. Frenzel will enter into a Release Addendum in the form attached hereto as Exhibit A for the purpose of
                                                ---------
extending the effective date of the release set forth herein. If Mr. Frenzel refuses to consent then Centaur may, at its option, terminate this Agreement and /or unvest 80% of any options held by Mr. Frenzel that have vested since the date of the most recent release provided by Mr. Frenzel pursuant to this Agreement, such that those options will not be exercisable by Mr. Frenzel (or to repurchase at cost any of such options that have been exercised by Mr. Frenzel); provided that under no circumstances may Centaur unvest or repurchase any option or shares that have vested as of January 1, 2000.

     11. Mr. Frenzel understands and agrees that in consideration of the foregoing, any current or future rights to pursue any and all remedies available in any state or other jurisdiction under any employment or other Centaur-related causes of action, are hereby waived, including without limitation:

          (a) claims of wrongful discharge, defamation, emotional distress, breach of contract, breach of the covenant of good faith and fair dealing; and

          (b) claims under the Age Discrimination in Employment Act of 1967, as amended; Title VII of the 1964 Civil Rights Act, as amended; the Equal Pay Act of 1963, as amended; the Civil Rights Act of 1866, as amended; and any other laws and regulations relating to employment discrimination.

Notwithstanding any provisions in this Agreement to the contrary, the releases given under this Agreement shall not extend to any rights, claims or causes of action currently unknown to Mr. Frenzel to the extent hereafter arising with respect to Mr. Frenzel's rights regarding future medical benefits arising under COBRA.


     12. Each party to this Agreement expressly acknowledges that the releases set forth above are intended to apply to both known and unknown claims, causes of action, etc., and accordingly each party agrees that:

          Each party expressly waives any right or benefit available to him in any capacity under the provisions of section 1542 of the Civil Code of California, which provides:

          "A RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF
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          EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY
          AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

     13. Mr. Frenzel hereby acknowledges that he has read and understands the releases set forth in Sections 9 through 12 above (collectively, the "Release")
                                                                      -------
and has executed this Agreement voluntarily and without coercion. Mr. Frenzel further acknowledges that he was given 21 days within which to consider the Release; that he was advised by Centaur to consult with an attorney of his own choosing concerning the waivers contained in the Release; that he has done so or has had the opportunity to do so and that the waivers made herein are knowing, conscious and with full appreciation that he is forever foreclosed from pursuing any of the rights so waived. Mr. Frenzel further acknowledges that the financial and other terms of this Agreement are consideration for the Release.

          Mr. Frenzel understands that for a period of seven days after signing the Release he has the right to revoke it and that this Agreement, including but not limited to the Release, shall not become effective or enforceable until after those seven days.

     14. The Indemnification Agreement entered into between Mr. Frenzel and Centaur will continue in full force and effect to Mr. Frenzel's role as Advisor and consultant to Centaur.

     15. Mr. Frenzel represents and acknowledges that he has carefully read and fully understands all of the provisions of this Agreement, which sets forth the entire agreement between the parties. This Agreement supersedes any and all prior agreements or understandings between the parties, including, but not limited to, all corporate policies, practices or procedures pertaining to the subject matter of this Agreement. Mr. Frenzel represents that he has full authority to enter into this Agreement and that no other person has any claim or interest in the matters described herein, and that this Agreement is binding on himself, his estate, heirs and assigns.

     16. Mr. Frenzel understands and agrees that in the event of a breach of his confidentiality or non-solicitation obligations under this Agreement and/or the Confidentiality Agreement Centaur may suffer irreparable harm and will therefore be entitled to injunctive relief to enforce this Agreement and the Confidentiality Agreement.

     17. This Agreement will be governed and interpreted in accordance with the internal laws of the State of California, excluding that body of law governing conflicts of law.

     18. If one or more provisions of this Agreement or the Confidentiality Agreement are held to be unenforceable under applicable law, such provision shall be enforced to the maximum extent permitted by law, and the balance of this Agreement and the Confidentiality Agreement shall remain in full force and effect and shall be interpreted so as to effect the intent of the parties.

     19. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of Centaur and Mr. Frenzel.


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PLEASE READ CAREFULLY.  THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND
UNKNOWN CLAIMS.

          Executed at Sunnyvale, California this 6th day of June 2000.

                              BRIAN FRENZEL


                              By  /s/ Brian Frenzel
                                  --------------------------------------
                                    Brian Frenzel

                              (You may sign on any date not more than 25 days after June 1, 2000 the date that Centaur presents you with this Agreement.)

          Executed at Sunnyvale, California this 1st day of June 2000.

                              CENTAUR PHARMACEUTICALS, INC.


                              By: /s/ Charles R. Engles
                                  --------------------------------------
                                  Charles R. Engles, Acting Chief Operating
                                  Officer






            [Signature page of Employment and Consulting Agreement]
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                               RELEASE ADDENDUM



          Centaur Pharmaceuticals, Inc. ("Centaur") and Brian Frenzel ("Mr. Frenzel") hereby agree that the Release set forth in Section 9 of that certain Employment and Consulting Agreement dated January 1, 2000 (the "Agreement") shall apply to matters occurring on or before June 1, 2000. To implement the foregoing, it is agreed that the last four words of Section 9 are hereby amended to read "through June 1, 2000". All other provisions of the Agreement remain in full force and effect and apply to this Release Addendum, including, without limitation, Section 13 of the Agreement.

CENTAUR PHARMACEUTICALS, INC.


By:  /s/ Charles R. Engles                        /s/ Brian Frenzel
     --------------------------------------       ------------------------------
     Name:  Charles R. Engles                     Brian Frenzel
     Title:  Acting Chief Operating Officer

Date:     June 1, 2000                            Date:     June 6, 2000
     --------------------------------------             ------------------------
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                                   Exhibit A

                               RELEASE ADDENDUM



     Centaur Pharmaceuticals, Inc. ("Centaur") and Brian Frenzel ("Mr. Frenzel") hereby agree that the Release set forth in Section 9 of that certain Employment and Consulting Agreement dated January 1, 2000 (the "Agreement") shall apply to matters occurring on or before December 31, 2000 [or any later date requested by Centaur], the last day of Mr. Frenzel's employment with Centaur. To implement the foregoing, it is agreed that the last four words of Section 9 are hereby amended to read "through December 31, 2000 [or any later date requested by Centaur]". All other provisions of the Agreement remain in full force and effect and apply to this Release Addendum, including, without limitation,
Section 13 of the Agreement.

CENTAUR PHARMACEUTICALS, INC.


By:  _______________________________         ___________________________________
     Name:                                   Brian Frenzel
     Title:

Date:_______________________________         Date:______________________________